Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Kinder Morgan, Inc., a Delaware corporation, does hereby constitute and appoint Catherine C. James and R. Eric McCord, and each of them, either of whom may act without joinder of the other, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any amendments (including post-effective amendments) to the registration statement on Form S-3 (333-275130) of Kinder Morgan, Inc. and the subsidiary guarantors thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereto signed this power of attorney this 22nd day of July, 2024.

/s/ AMY W. CHRONIS
Amy W. Chronis
Director